Exhibit 99

FOR IMMEDIATE RELEASE December 16, 2009

CONTACT:	Michael P. Dickerson Vice President of Finance and Investor Relations (859) 572-8684
GENERAL CABLE ANNOUNCES EXPIRATION AND RESULTS OF ITS
CONVERTIBLE NOTE EXCHANGE OFFER
HIGHLAND HEIGHTS, KENTUCKY, December 16, 2009 — General Cable Corporation (NYSE: BGC) announced today the expiration and results of its offer to exchange its new Subordinated Convertible Notes due 2029, or the 2029 notes, for its outstanding 1.00% Senior Convertible Notes due 2012, or the 2012 notes.
The exchange offer expired at midnight, New York City time, on December 15, 2009. D.F. King & Co., Inc., the exchange agent for the exchange offer, has advised that $464,412,000 aggregate principal amount of 2012 notes was validly tendered and not validly withdrawn prior to the expiration of the exchange offer, representing approximately 97.8% of the aggregate principal amount of 2012 notes outstanding upon commencement of the exchange offer. All of the 2012 Notes validly tendered and not validly withdrawn have been accepted for exchange pursuant to the terms of the exchange offer. An aggregate principal amount of $10,588,000 of 2012 notes will remain outstanding following the consummation of the exchange offer.
Pursuant to the exchange offer, the Company offered to exchange $925 principal amount of the 2029 notes for each $1,000 principal amount of its outstanding 2012 notes, upon the terms and subject to the conditions set forth in the Company’s prospectus dated December 15, 2009 and the related letter of transmittal. The Company will issue $429,463,000 aggregate principal amount of its new 2029 notes in exchange for the 2012 Notes accepted for exchange in the exchange offer. The 2029 notes will be issued only in minimum denominations of $1,000 and integral multiples thereof. Holders whose 2012 notes have been accepted for exchange will also receive accrued and unpaid interest on such 2012 notes from the last interest payment date to, but excluding, the date on which the exchange of 2012 notes that were accepted for exchange is settled, and cash equal to the remaining principal amount of 2029 notes that would otherwise have been issued to a holder tendering 2012 notes but for the $1,000 minimum denomination threshold. The Company expects that settlement of the exchange offer will occur on December 18, 2009.
For additional information, you may contact Goldman, Sachs & Co. at (877) 686-5059 (toll-free) or (212) 902-5183 (collect) or J.P. Morgan Securities Inc. at (800) 261-5767 (toll-free) or (212) 622-2781 (collect). The exchange offer documents are available free of charge at the SEC’s website at http://www.sec.gov or by contacting the Company at 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753, Attention: Chief Financial Officer, or by telephone at (859) 572-8000.
This press release shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any exchange of the 2029 notes for 2012 notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction. The exchange offer was made solely pursuant to the prospectus and the related letter of transmittal.
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GENERAL CABLE ANNOUNCES EXPIRATION AND RESULTS OF ITS CONVERTIBLE NOTE EXCHANGE OFFER

The Company, headquartered in Highland Heights, Kentucky, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets.
Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors are more fully discussed in the Company’s Prospectus dated December 15, 2009, as filed with the SEC on December 15, 2009 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, forming a part of its Registration Statement on Form S-4 (File No. 333-162688), as well as in its periodic reports filed with the SEC.
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Release No. 0634
December 16, 2009